Exhibit 11

John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, MA 02116

July 31, 2020

To Whom It May Concern:

This opinion is written in reference to the shares of beneficial interest, $0.01 par value (the “Shares”), of Global Trust, a series of John Hancock Variable Insurance Trust, a Massachusetts business trust (the “Trust”), to be offered and sold pursuant to the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 on July 1, 2020 (File No. 333-239598) and amended by Pre-Effective Amendment No. 1 filed with the Commission pursuant to the Securities Act of 1933 on or about July 31, 2020 (the “Amended Registration Statement”).

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

2. The Shares have been duly authorized and, when sold in the manner contemplated by the Amended Registration Statement, will be legally issued.

3. Purchasers of the Shares will not have any obligation to make payments to the Trust or its creditors (other than the purchase price of the Shares) or contributions to the Trust or its creditors solely by reason of the purchasers’ ownership of the Shares.

The Trust is an entity commonly known as a Massachusetts business trust. The opinion above, as it relates to purchasers’ obligations to make payments or contributions to the Trust or its creditors, is, therefore, qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the trust.

I consent to the filing of this opinion with the Commission as an exhibit to the Amended Registration Statement and to the reference made to me in the Amended Registration Statement and any amendments thereto.

Very truly yours,

/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary, John Hancock Variable Insurance Trust